SUB-INVESTMENT ADVISORY AGREEMENT
Effective as of May 1, 2002


Credit Suisse Asset Management Limited
Beaufort House
15 St. Botolph Street
London EC3A 7JJ
Dear Sirs:
Credit Suisse Global Fixed Income Fund, Inc. (the "Fund"),
a corporation organized and existing under the laws of
the State of Maryland, and Credit Suisse Asset Management,
LLC, as investment adviser to the Fund ("CSAM"), herewith
confirm their agreement with Credit Suisse Asset Management
Limited (the "Sub-Adviser"), a corporation organized under
the laws of England, as follows:
1.	Investment Description; Appointment
The Fund desires to employ the capital of the Fund by
investing and reinvesting in securities of the kind and
in accordance with the limitations specified in the Fund's
Articles of Incorporation, as may be amended from time to
time (the "Articles of Incorporation"), and in the Fund's
Prospectus(es) and Statement(s) of Additional Information,
as from time to time in effect (the "Prospectus" and "SAI," respectively), and in such manner and to such extent as may from time to time be approved by the Board of Directors of
the Fund.  Copies of the Prospectus, SAI and Articles of
Incorporation have been or will be submitted to the
Sub-Adviser.  The Fund agrees to promptly provide the
Sub-Adviser copies of all amendments to the Prospectus
and SAI on an on-going basis.  The Fund employs CSAM as
its investment adviser.  CSAM desires to employ and
hereby appoints the Sub-Adviser to act as its sub-investment adviser upon the terms set forth in this Agreement.
The Sub-Adviser accepts the appointment and agrees to
furnish the services set forth below for the compensation
provided for herein.
2.	Services as Sub-Investment Adviser
(a)	Subject to the supervision and direction of CSAM,
the Sub-Adviser will provide investment advisory and portfolio management advice to all or that portion of the Fund's assets designated by CSAM from time to time (the "Assets") in
accordance with (a) the Articles of Incorporation, (b) the
Investment Company Act of 1940, as amended (the "1940 Act"), and the Investment Advisers Act of 1940, as amended
(the "Advisers Act"), and all applicable Rules and Regulations of the Securities and Exchange Commission (the "SEC") and all
other applicable laws and regulations, and (c) the Fund's
investment objective and policies as stated in the Prospectus and SAI and investment parameters provided by CSAM from time to time.  In connection therewith, the Sub-Adviser will:
(i)	manage the Assets or furnish recommendations to manage
the Assets in accordance with the Fund's investment objective and policies;
(ii)	make investment decisions or recommendations with
respect to the Assets;
(iii)	if requested by CSAM will place purchase and sale
orders for securities on behalf of the Fund with respect to the
Assets;
(iv)	exercise voting rights with respect to the Assets if
requested by CSAM; and
(v)	furnish CSAM and the Fund's Board of Directors with
such periodic and special reports as the Fund or CSAM may
reasonably request. In providing those services, the Sub-Adviser will, if requested by CSAM, provide investment research and
supervision of the Assets and conduct a continued program of investment, evaluation and, if appropriate, sale and
reinvestment of the Assets.
(b)	In connection with the performance of the services of
the Sub-Adviser provided for herein, the Sub-Adviser may contract at its own expense with third parties for the acquisition of research, clerical services and other administrative services that would not require such parties to be required to register as an investment adviser under the Advisers Act; provided that the Sub-Adviser shall remain liable for the performance of its duties hereunder.
3.	Execution of Transactions
(a)	In executing transactions for the Assets, selecting
brokers or dealers and negotiating any brokerage commission rates, the Sub-Adviser will use its best efforts to seek best execution.
In assessing best execution available for any portfolio transaction, the Sub-Adviser will consider all factors it deems relevant including, but not limited to, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of any commission for the specific transaction and for transactions executed through the broker or dealer in the aggregate.  In
selecting brokers or dealers to execute a particular transaction and in evaluating the best overall terms available, to the extent that the execution and price offered by more than one broker or dealer are comparable the Sub-Adviser may consider any
brokerage and research services (as those terms are defined
in Section 28(e) of the Securities Exchange Act of 1934)
provided to the Sub-Adviser or to CSAM for use on behalf of
the Fund or other clients of the Sub-Adviser or CSAM.
(b)	It is understood that the services of the Sub-Adviser
are not exclusive, and nothing in this Agreement shall prevent the Sub-Adviser from providing similar services to other investment companies or from engaging in other activities, provided that those activities do not adversely affect the ability of the Sub-Adviser to perform its services under this Agreement.  The Fund and CSAM further understand and acknowledge that the persons employed by the Sub-Adviser to assist in the performance of its duties under this Agreement will not devote their full time to that service.
Nothing contained in this Agreement will be deemed to limit or restrict the right of the Sub-Adviser or any affiliate of the Sub-Adviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature, provided that doing so does not adversely affect the ability of the Sub-Adviser to perform its services under this Agreement.
(c)	On occasions when the Sub-Adviser deems the purchase or
sale of a security to be in the best interest of the Fund as well as of other investment advisory clients of the Sub-Adviser, the Sub-Adviser may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased with those of its other clients.  In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in a manner that is fair and equitable, in the judgment of the Sub-Adviser, in the exercise of its fiduciary obligations to the Fund and to such other clients.
The Fund recognizes that the effect of the aggregation may operate on some occasions to the Fund's advantage or disadvantage. The Sub-Adviser shall provide to CSAM and the Fund all information reasonably requested by CSAM and the Fund relating to the decisions made by the Sub-Adviser regarding allocation of
securities purchased or sold, as well as the expenses incurred in a transaction, among the Fund and the Sub-Adviser's other
investment advisory clients.
(d)	In connection with the purchase and sale of securities
for the Fund, the Sub-Adviser will provide such information as may be reasonably necessary to enable the custodian and co-administrators to perform their administrative and recordkeeping responsibilities with respect to the Fund.
4.	Disclosure Regarding the Sub-Adviser
(a)	The Sub-Adviser has reviewed the disclosure about
the Sub-Adviser contained in the Fund's registration statement and represents and warrants that, with respect to such disclosure about the Sub-Adviser or information related, directly or indirectly, to the Sub-Adviser, such registration statement contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of a material fact which is required to be stated therein or necessary to make the statements contained therein not misleading.
(b)	The Sub-Adviser agrees to notify CSAM and the Fund promptly
of (i) any statement about the Sub-Adviser contained in the
Fund's registration statement that becomes untrue in any
material respect, (ii) any omission of a material fact about the Sub-Adviser in the Fund's registration statement which
is required to be stated therein or necessary to make the
statements contained therein not misleading, or (iii) any
reorganization or change in the Sub-Adviser, including any
change in its ownership or key employees.
(c)	Prior to the Fund or CSAM or any affiliated person
(as defined in the 1940 Act, an "Affiliate") of either using or distributing sales literature or other promotional material referring to the Sub-Adviser ("Promotional Material"), the
Fund or CSAM, where applicable, shall forward such material
to the Sub-Adviser and shall allow the Sub-Adviser reasonable time to review the material.  The Sub-Adviser will not act
unreasonably in its review of Promotional Material and the
Fund or CSAM, where applicable, will use all reasonable
efforts to ensure that all Promotional Material used or
distributed by or on behalf of the Fund or CSAM will comply
with the requirements of the Advisers Act, the 1940 Act and
the rules and regulations promulgated thereunder.
(d)	The Sub-Adviser has supplied CSAM and the Fund
copies of its Form ADV with all exhibits and attachments
thereto and will hereinafter supply CSAM and the Fund,
promptly upon preparation thereof, copies of all amendments
or restatements of such document.
5.	Representations and Warranties
5.1	The Sub-Adviser represents and warrants that:
(a)	it is a duly registered investment adviser under the
Advisers Act, a duly registered investment adviser in any and a ll states of the United States in which the Sub-Adviser is
required to be so registered and has obtained all necessary
licenses and approvals in order to perform the services
provided in this Agreement.  The Sub-Adviser covenants to
maintain all necessary registrations, licenses and approvals in effect during the term of this Agreement.
(b)	it has read and understands the Prospectus and SAI
and warrants that in investing the Fund's assets it will use all reasonable efforts to adhere to the Fund's investment objectives, policies and restrictions contained therein.
(c)	it has adopted a written Code of Ethics in compliance
with Rule 17j-1 under the 1940 Act and will provide the Fund with any amendments to such Code.
5.2	The Fund represents and warrants that:
(a)	it has full power to enter into the terms of this
Agreement and to enter into transactions contemplated by
this Agreement and that its entry into the Agreement nor the exercise by the Sub-Adviser of its discretions or powers under this Agreement will result in any default under any contract or other agreement or instrument to which the Fund is a party, or any statute or rule, regulation or order of any governmental agency or body applicable to the Fund.
(b)	information which has been provided to the Sub-Adviser
in relation to the Fund's status, residence and domicile for taxation purposes is complete and correct, and the Fund agrees to provide any further information properly required by any
competent authority.
(c)	it will notify the Sub-Adviser promptly if there is
any material change in any of the above information and will provide such other relevant information as the Sub-Adviser may reasonably request in order to fulfill its regulatory and contractual obligations. The Fund acknowledges that a failure to provide such information may adversely affect the quality of the services that the Sub-Adviser may provide.
5.3	CSAM represents and warrants that it has full power to
enter into the terms of this Agreement and to enter into
transactions contemplated by this Agreement and that neither its entry into the Agreement nor the exercise by the Sub-Adviser of its discretions or powers under this Agreement will result in any default under any contract or other agreement or
instrument to which CSAM is a party, or any statute or rule, regulation or order of any governmental agency or body
applicable to CSAM.
6.	Compliance
(a)	The Sub-Adviser agrees that it shall promptly notify
CSAM and the Fund (i) in the event that the SEC or any other regulatory authority has censured its activities, functions
or operations; suspended or revoked its registration as an
investment adviser; or has commenced proceedings or an
investigation that may result in any of these actions,
(ii) in the event that there is a change in the Sub-Adviser, financial or otherwise, that adversely affects its ability to perform services under this Agreement or (iii) upon having a reasonable basis for believing that, as a result of the
Sub-Adviser's investing the Fund's assets, the Fund's
investment portfolio has ceased to adhere to the Fund's
investment objectives, policies and restrictions as stated
in the Prospectus or SAI or is otherwise in violation of
applicable law.
(b)	CSAM agrees that it shall promptly notify the
Sub-Adviser in the event that the SEC has censured CSAM
or the Fund; placed limitations upon any of their activities, functions or operations; suspended or revoked CSAM's
registration as an investment adviser; or has commenced
proceedings or an investigation that may result in any of
these actions.
(c)	The Fund and CSAM shall be given access to the records
with respect to the Fund of the Sub-Adviser at reasonable times solely for the purpose of monitoring compliance with the terms of this Agreement and the rules and regulations applicable to the Sub-Adviser relating to its providing investment advisory services to the Fund, including without limitation records
relating to trading by employees of the Sub-Adviser for their own accounts and on behalf of other clients.  The Sub-Adviser agrees to cooperate with the Fund and CSAM and their
representatives in connection with any such monitoring efforts.
7.	Books and Records
(a)	In compliance with the requirements of Rule 31a-3 under
the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund any of
such records upon request.  The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the
1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act and to preserve the records required by
Rule 204-2 under the Advisers Act for the period specified
therein.
(b)	The Sub-Adviser hereby agrees to furnish to regulatory
authorities having the requisite authority any information or reports in connection with services that the Sub-Adviser
renders pursuant to this Agreement which may be requested
in order to ascertain whether the operations of the Fund
are being conducted in a manner consistent with applicable
laws and regulations.
8.	Provision of Information; Proprietary and Confidential
Information
(a)	CSAM agrees that it will furnish to the Sub-Adviser
information related to or concerning the Fund that the
Sub-Adviser may reasonably request.
(b)	The Sub-Adviser agrees on behalf of itself and
its employees to treat confidentially and as proprietary
information of the Fund all records and other information
relative to the Fund, CSAM and prior, present or potential
shareholders and not to use such records and information for any purpose other than performance of its responsibilities
and duties hereunder except after prior notification to and
approval in writing of the Fund, which approval shall not be unreasonably withheld and may not be withheld where the
Sub-Adviser may be exposed to civil or criminal contempt
proceedings for failure to comply or when requested to
divulge such information by duly constituted authorities.
(c)	The Sub-Adviser represents and warrants that neither
it nor any affiliate will use the name of the Fund, CSAM or
any of their affiliates in any prospectus, sales literature
or other material in any manner without the prior written
approval of the Fund or CSAM, as applicable.
9.	Standard of Care
The Sub-Adviser shall exercise its best judgment in rendering the services described herein.  The Sub-Adviser shall not
be liable for any error of judgment or mistake of law or
for any loss suffered by the Fund or CSAM in connection
with the matters to which this Agreement relates, except
that the Sub-Adviser shall be liable for a loss resulting
from a breach of fiduciary duty by the Sub-Adviser with
respect to the receipt of compensation for services;
provided that nothing herein shall be deemed to protect
or purport to protect the Sub-Adviser against any liability
to the Fund or CSAM or to shareholders of the Fund to which
the Sub-Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Sub-Adviser's reckless disregard of its obligations and duties under this
Agreement.  The Fund and CSAM understand and agree that the
Sub-Adviser may rely upon information furnished to it reasonably believed by the Sub-Adviser to be accurate and reliable and, except as herein provided, the Sub-Adviser shall not be
accountable for loss suffered by the Fund by reason of
such reliance of the Sub-Adviser.
10.	Compensation
In consideration of the services rendered pursuant to this Agreement, CSAM will pay the Sub-Adviser such amounts as the parties may agree upon from time to time as set forth on Schedule A, as amended from time to time.
11.	Expenses
(a)	The Sub-Adviser will bear all expenses in connection with
the performance of its services under this Agreement, which shall not include the Fund's expenses listed in paragraph 11(b).
(b)	The Fund will bear certain other expenses to be incurred
in its operation, including: investment advisory and administration fees; taxes, interest, brokerage fees and commissions, if any; fees of Directors of the Fund who are not officers, directors, or employees of CSAM or the Sub-Adviser or affiliates of any of them; fees of any pricing service employed to value shares of the Fund; SEC fees, state Blue Sky qualification fees and any foreign qualification fees; charges of custodians and transfer and dividend disbursing agents;
the Fund's proportionate share of insurance premiums; outside auditing and legal expenses; costs of maintenance of the Fund's existence;
costs attributable to investor services, including, without limitation, telephone and personnel expenses; costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders; costs of shareholders' reports and meetings of the shareholders of the Fund and of the officers or Board of Directors of the Fund; and any extraordinary expenses.
12.	Term of Agreement
This Agreement shall commence on the date first written above and shall continue for an initial two-year period commencing on the date first written above, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (a) the Board of Directors of the Fund or (b) a vote of a "majority" (as defined in the 1940 Act) of the
Fund's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Board of Directors who are not "interested persons" (as defined the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, (i) by CSAM on 60 (sixty) days' written notice to the Fund and the Sub-Adviser, (ii) by the Board of Directors of the Fund
or by vote of holders of a majority of the Fund's shares on 60 (sixty) days' written notice to CSAM and the Sub-Adviser, or (iii) by the Sub-Adviser upon 60 (sixty) days' written notice to the Fund and CSAM. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act) by any party hereto. In the event of termination of this Agreement for any reason, all records relating to the Fund kept by the Sub-Adviser shall promptly be returned to CSAM or the Fund, free from any claim or retention of rights in such records by the Sub-Adviser.  In the event
this Agreement is terminated or is not approved in the foregoing manner, the provisions contained in paragraph numbers
4(c), 7, 8 and 9 shall remain in effect.
13.	Amendments
No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by an affirmative vote of (a) the holders of a majority of the outstanding voting securities of the Fund and
(b) the Board of Directors of the Fund, including a majority of Directors who are not "interested persons" (as defined in the 1940
Act) of the Fund or of either party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.
14.	Notices
14.1	All communications hereunder shall be given (a) if to the
Sub-Adviser, to Credit Suisse Asset Management Limited, Beaufort House, 15 St. Botolph Street, London EC3A 7JJ (Attention: David Collins), telephone: 44 20 7426 2795, telecopy: 44 20 7426 2799, (b) if to CSAM, to Credit Suisse Asset Management, LLC, 466 Lexington Avenue, New York, New York 10017 3147 (Attention: Hal Liebes), telephone: (212) 875-3779, telecopy: (646) 658-0817, and (c) if to the Fund, c/o Credit Suisse Funds, 466 Lexington Avenue, New York, New York 10017-3147, telephone:
(212) 878-0600, telecopy: (212) 878-9351 (Attention: President).
14.2	The Sub-Adviser may rely on, and act without further enquiry upon, any instruction, notice or request of any person(s) who is or who the Sub-Adviser reasonably believes in good faith to be person(s) designated by CSAM or the Fund to give such instruction, notice or request, and further provided that such instruction, notice or request is made in writing and sent by original signed letter, facsimile or electronic means in accordance with the provisions of
Clause 14.1.
14.3	CSAM and the Fund will provide a list of person(s) who are
authorized to give instructions and sign documents and take other actions in respect of the Assets. CSAM or the Fund shall notify the Sub-Adviser promptly of any amendment to such list and provide specimen signatures of new signatories, and the Sub-Adviser shall accept any such amendments.
15.	Choice of Law
This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York in the United States, including choice of law principles; provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers
Act or any applicable rules, regulations or orders of the SEC.
16.	Miscellaneous
(a)	The captions of this Agreement are included for convenience
only and in no way define or limit any of the provisions herein or otherwise affect their construction or effect.
(b)	If any provision of this Agreement shall be held or made
invalid by a court decision, by statute or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.
(c)	Nothing herein shall be construed to make the Sub-Adviser
an agent of CSAM or the Fund.
(d)	This Agreement may be executed in counterparts, with the
same effect as if the signatures were upon the same instrument.
17.	United Kingdom Regulatory Matters
The Sub-Adviser is regulated by the Financial Services Authority
("FSA") in carrying out its investment business. It therefore is subject to the rules and guidelines established by the FSA including the Conduct of Business Sourcebook. Under the FSA Rules, the
following provisions apply:
(a)	The FSA requires that all clients of the Sub-Adviser be
classified into specific categories. On the basis of the information which CSAM has given, the Sub-Adviser has determined that CSAM is an Intermediate Customer and the Fund is a Private Customer.
(b)	(i)	The Sub-Adviser is permitted to trade in Futures,
Options and Contracts for Differences including on and off exchange transactions ("Derivative Instruments"), subject to limitations described herein. The markets on which Derivative Instruments are executed can be highly volatile. Such investments carry a high risk of loss and a relatively small adverse market movement may result not only in the loss of the original investment but also in unquantifiable further loss exceeding any margin deposited.
(ii)	The Sub-Adviser may instruct the Custodian to pay margin,
or (subject to the rules of the exchange concerned) deposit
investments by way of margin or collateral, on any Derivative
Instrument out of the Assets. The Fund shall not be required to pay margin in cash beyond the amount of cash held at the
relevant time on the Fund's behalf and immediately available for margin payments.
(c)	The Sub-Adviser will not supply the Fund with contract
notes. The periodic reports provided under Section 2(iv) will contain information that would have been provided in the contract notes.
(d)	In order to comply with applicable laws and related
regulatory requirements, there may be periods when the Sub-Adviser will not be permitted to initiate or recommend certain types of transactions.
(e)	No warranty is given by the Sub-Adviser as to the
performance or profitability of the Assets or any part of them.
(f)	The Sub-Adviser has in operation a written procedure in
accordance with the FSA Rules for the effective consideration and proper handling of complaints from customers.  Any complaint by
CSAM or the Fund hereunder should be sent in writing to the
Compliance Officer of the Sub-Adviser at the address specified in Section 14.
******************
[signature page follows]

Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.
Very truly yours,

CREDIT SUISSE ASSET MANAGEMENT, LLC

By:	/s/Hal Liebes
Name:	Hal Liebes
Title:	Managing Director



CREDIT SUISSE GLOBAL FIXED INCOME FUND, INC.

By:	/s/Hal Liebes
Name:	Hal Liebes
Title:	Vice President and Secretary



CREDIT SUISSE ASSET
MANAGEMENT LIMITED
By:		/s/SR Goldman S. Houghton
Name: SR Goldman S. Houghton
Title:  Director         Director (Legal)
	Date: 11/06/02      11/06/02

SCHEDULE A
CSAM will pay the Sub-Adviser a fee of $250,000 (the "Total Fee"), one quarter of which shall be payable in U.S. dollars in arrears on the last business day of each calendar quarter. The fee for the first period during which this Agreement is in effect shall be pro-rated for the portion of the calendar quarter that the Agreement is in effect. The Total Fee shall be an aggregate fee paid for services rendered with respect to this Fund and such other Credit Suisse Funds for which the Sub-Adviser has been appointed as such and which CSAM and the Sub Adviser agree will be governed by this fee schedule.